SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 6, 2003

FIRST NATIONAL BANKSHARES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	33-14252	62-1306172
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Street, Ronceverte, WV 24970

(Address of Principal Executive Offices) (Zip Code)

(304) 647-4500

(Registrant's Telephone Number, including Area Code)

ITEM 5 - OTHER EVENTS

On November 6, 2003, First National Bankshares Corporation announced its intention to engage in a merger transaction to be voted on at a special meeting of stockholders expected to be held in December 2003. The purpose of this transaction is to allow First National Bankshares Corporation to “go private” under federal securities laws. On November 6, 2003, First National Bankshares Corporation mailed a letter to its shareholders announcing its intention to engage in the merger transaction. The letter is attached to this filing.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements - not applicable
(b)	Pro forma financial information - not applicable
(c)	Exhibits:
99.1 Letter to First National Bankshares Corporation stockholders dated November 6, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: November 6, 2003

FIRST NATIONAL BANKSHARES CORPORATION
By: /s/ L. Thomas Bulla L. Thomas Bulla President and Chief Executive Officer

EXHIBIT 99.1

[TO BE PLACED ON
FIRST NATIONAL BANKSHARES CORPORATION
LETTERHEAD]

November 6, 2003

Dear Stockholders:

We will soon be calling a Special Meeting of the Stockholders of First National Bankshares Corporation to consider an important transaction.

The Board of Directors has approved a corporate reorganization commonly known as a “going private” transaction. The going private transaction will be structured as a merger transaction with a “shell” corporation merging into First National Bankshares Corporation. As a result of the reorganization, stockholders who own less than 1,500 shares will receive cash for their shares. Stockholders who own 1,500 or more shares will continue to be stockholders of First National Bankshares Corporation.

The primary benefit of the reorganization is that it will facilitate the elimination of costly reporting to the Securities and Exchange Commission.

The Special Meeting of Stockholders is expected to be held in December 2003. In conjunction with the meeting, all stockholders will receive a detailed proxy statement and other information that will fully describe the reorganization and its impact on each stockholder.

We are looking forward to the Special Meeting and hope to see you there.

Sincerely,

/s/ L. Thomas Bulla                                                                   /s/ Ronald B. Snyder
L. Thomas Bulla                                                                        Ronald B. Synder
President and Chief Executive Officer                                        Chairman of the Board